Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed, on its behalf by the undersigned thereunto duly authorized.




                                CROMPTON & KNOWLES CORPORATION
                                                  (Registrant)




May 12, 1995                       By:  /s/ Peter Barna
                                   Peter Barna
                                   Treasurer & Principal Accounting

May 12, 1995                       By:  /s/ John T. Ferguson, II
                                   John T. Ferguson, II
                                   General Counsel and Secretary
























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